**CONTANGO OIL & GAS COMPANY**
**Corporate Structure**
**December 31, 2017**


Contango Oil & Gas Company (MCF) (DL)
100.0%
Contango Energy Company (CEC) (DL)
100.0%
Crimson Exploration Inc.
100.0%
Contango Operators Inc. (DL)
100.0%
Conterra Company (DL)
100.0%
Contaro Company (DL)
37%
Exaro Energy III LLC
100.0%
Contango Rocky Mountain Inc.
100.0%
Contango Mining Company (DL)
100.0%
Contango Venture Capital Corporation (DL)
100.0%
Contango Alta Investments (DL)
23.7%
Alta Resources Investments LLC
8.5%
Alta Energy Canada Partnership GP
100.0%
Crimson Exploration Operationg Inc.